EXHIBIT 8.1


                                 SUBSIDIARIES

     As of December 31, 2004, we owned, directly or indirectly, 100% of the equity interests in the following subsidiaries. All of these entities are private limited liability companies and they do business in their corporate names.

     Name                                                                Jurisdiction of incorporation
     ------------------------------------------------------------        -----------------------------
     CNOOC China Limited                                                 Tianjin, PRC

     CNOOC International Limited                                         British Virgin Islands

     China Offshore Oil (Singapore) International Pte., Ltd.             Singapore

     CNOOC Finance (2002) Limited                                        British Virgin Islands

     CNOOC Finance (2003) Limited                                        British Virgin Islands

     CNOOC Finance (2004) Limited                                        British Virgin Islands

     Malacca Petroleum Limited                                           Bermuda

     OOGC America, Inc.                                                  Delaware, USA

     OOGC Malacca Limited                                                Bermuda

     CNOOC Southeast Asia Limited                                        Bermuda

     CNOOC ONWJ Ltd.                                                     Labuan, F.T., Malaysia

     CNOOC SES Ltd.                                                      Labuan, F.T., Malaysia

     CNOOC Poleng Ltd.                                                   Labuan, F.T., Malaysia

     CNOOC Madura Ltd.                                                   Labuan, F.T., Malaysia

     CNOOC Blora Ltd.                                                    Labuan, F.T., Malaysia

     CNOOC NWS Private Ltd.                                              Singapore

     CNOOC Wiriagar Overseas Ltd.                                        British Virgin Islands

     CNOOC Muturi Ltd.                                                   The Isle of Man